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                                                                       EXHIBIT 5


                 [ROBINSON, BRADSHAW & HINSON, P.A. letterhead]


HENRY H. RALSTON
(704) 377-8355



                                  June 13, 1997



Bank of Granite Corporation
P.O. Box 128
Granite Falls, North Carolina  28630

Re: Registration Statement on Form S-8 of Bank of Granite Corporation

Ladies and Gentlemen:

         We have served as counsel to Bank of Granite Corporation, a Delaware corporation (the "Company"), in connection with the preparation by the Company of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of up to 100,000 shares of the Company's common stock, $1.00 par value per share (the "Shares"), to be issued pursuant to the Company's 1997 Incentive Stock Option Plan (the "Plan"), and the related options granted thereunder.

         We have examined the Plan, the Articles of Incorporation and the bylaws of the Company (collectively, the "Charter and Bylaws"), and such other corporate and other documents and records and certificates of public officials as we have deemed necessary or appropriate for the purposes of this opinion.

         We have assumed (i) the authority and genuineness of all signatures,
(ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

         Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, if and when originally issued and sold by the Company pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable and will represent validly authorized and outstanding shares of common stock of the Company.

         We have assumed that the Company and those officers and employees that may receive options to purchase Shares under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals


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Bank of Granite Corporation
June 13, 1997
Page 2
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of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares.

         The opinions expressed herein are contingent upon the Registration Statement, as amended, becoming effective under the Securities Act of 1933 and the Charter and Bylaws not being further amended prior to the issuance of the Shares.

         The foregoing opinions are limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          ROBINSON, BRADSHAW & HINSON, P.A.

                                          /s/ Henry H. Ralston

                                          Henry H. Ralston